EXHIBIT 99.2

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                        IN AND FOR NEW CASTLE COUNTY


JERROLD M. SONET,                   )
                                    )
                  Plaintiff,        )
                                    )
      v.                            )     C.A. No. 16931
                                    )
PLUM CREEK TIMBER COMPANY,          )
L.P., PLUM CREEK MANAGEMENT         )
COMPANY, L.P., and P.C. ADVISORY    )
CORP. I,                            )
                                    )
                  Defendants.       )

                         STIPULATION OF SETTLEMENT


      The parties to the above-captioned action, by and through their respective attorneys, have entered into the following Stipulation of Settlement (the "Stipulation") subject to the approval of the Court of Chancery of the State of Delaware in and for New Castle County (the "Court"):

      WHEREAS,

      A. Defendant Plum Creek Timber Company, L.P. (the "Partnership") is a publicly traded Delaware limited partnership. The Partnership and its subsidiaries own, manage and operate 3.3 millions of acres of timberland and various wood products conversion facilities in various parts of the United States.

      B. Defendant Plum Creek Management Company, L.P. ("PCMC"), a Delaware limited partnership, is the general partner of the Partnership. Defendant PC Advisory Corp. I ("Corp. I"), a Delaware corporation, is the indirect general partner of PCMC. PCMC Intermediate Holdings, L.P. is the sole limited partner of PCMC. PCMC Intermediate Holdings, L.P. and its successors are referred to as "Holdings." Defendants PCMC and Corp. I are referred to collectively as the "General Partner."

      C. On June 8, 1998, the Partnership announced that it had entered into an agreement with the General Partner (the "Conversion Proposal") pursuant to which the Partnership would convert from a master limited partnership into a real estate investment trust (the "Conversion"). The newly formed real estate investment trust will be Plum Creek Timber Company, Inc. (the "REIT"). The term "Plum Creek" shall be used to refer as applicable to the Partnership (prior to the Conversion) and/or the REIT (after the Conversion). The Conversion was expressly conditioned upon the affirmative vote of 66-2/3% of the outstanding units of the Partnership. If the Conversion Proposal were approved by the unitholders of the Partnership (the "Unitholders"), the General Partner would exchange its current interest in the Partnership for a 27% equity interest in the REIT. Following the Conversion, 99% of the General Partner's economic interest in the REIT will be held through Holdings.

      D. On September 11, 1998, plaintiff filed a class action complaint, purportedly on behalf of all Unitholders, in the Court styled Sonet v. Plum Creek Timber Co., L.P. et al., Del. Ch., C.A. No. 16639, against Plum Creek, PCMC and Corp. I alleging that the General Partner violated certain of its fiduciary duties to the Unitholders by virtue of the terms of the Conversion and the process by which it was determined, including the duty of due care (the "First Action"). On November 17, 1998, plaintiff filed an amended complaint in the First Action which also challenged the General Partner's alleged breach of fiduciary duties in connection with the Conversion Proposal. Defendants moved to dismiss the First Action.

      E. While defendants' motion to dismiss the First Action was pending, plaintiff's counsel engaged in extensive discovery including the review of documents produced by defendants and their respective financial advisors. Plaintiff's counsel also deposed Rick Holley (President and CEO of PCMC), Ian B. Davidson and David D. Leland (members of the Special Committee of the Corp I board of directors), William J. Patterson (director of Corp. I and one of three principals who collectively own 100% of the capital stock of Corp. I), and representatives of Salomon Smith Barney, Inc. (a financial advisor to the Special Committee) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (a financial advisor to Plum Creek).

      F. On December 17, 1998, the Court granted defendants' motion to dismiss the First Action. On January 11, 1999, Plaintiff filed a notice of appeal in the Supreme Court of the State of Delaware with respect to the First Action. Plaintiff's appeal to the Supreme Court is pending.

      G. On or about January 29, 1999, Plum Creek distributed its Proxy Statement/Prospectus (the "Proxy Statement") setting a March 22, 1999 date for a special meeting of Unitholders in connection with the Conversion Proposal. Shortly thereafter, plaintiff filed a new class action complaint, purportedly on behalf of all Unitholders, in the Court styled Sonet v. Plum Creek Timber Company, L.P. et al., Del. Ch., C.A. No. 16931 (the "Action" or the "Second Action"). The Second Action alleged that the Proxy Statement contained material omissions and misstatements and asserted claims based upon the General Partner's alleged breach of its duties of candor and due care. Along with his complaint, plaintiff also filed in the Second Action a motion seeking to preliminarily enjoin the Unitholder vote on the Conversion.

      H. Following expedited briefing by the parties, plaintiff's motion for preliminary injunction was argued to the Court on March 2, 1999. On March 18, 1999, the Court issued an opinion finding that certain of the disclosures about which plaintiff complained were deficient and granting plaintiff's motion to preliminarily enjoin the Unitholder vote on the Conversion until appropriate corrective disclosures were made and properly disseminated (the "Opinion"). Sonet v. Plum Creek Timber Company, L.P., et al., Del. Ch., C.A. No. 16931, Jacobs, V.C. (March 18, 1999).

      I. On March 19, 1999, the Court entered an order in the Second Action (the "Order")which provided, in pertinent part, that:

          1. The Unitholder vote on the Conversion shall not occur until [supplemental disclosures (the "Supplement")] in substantially the form attached is mailed to the Unitholders, as of the record date of January 22, 1999, of the Partnership.

          2. The Partnership may count the proxies already received as long as it provides all of its Unitholders with a new proxy, and clearly informs them that the last previously submitted proxy will be counted unless a new proxy is submitted. The Partnership shall not hold its meeting sooner than 15 days from the mailing of the Supplement. Such a meeting shall be treated as an adjournment of the March 22, 1999 meeting and no new record date need be set.

          3. The entry of this Order shall not foreclose any claims based on, or preclude any action by the Securities and Exchange Commission with respect to federal disclosure and/or proxy rules and regulations.

          4. By entry of this Order, the Court is neither approving or disapproving the adequacy of the Supplement attached to this Order.

      J. As a result of the Opinion and the Order, the scheduled March 22, 1999 special meeting of Unitholders was convened and then adjourned until March 24, 1999 and again until March 29, 1999. At the reconvened March 29, 1999 special meeting of Unitholders, the meeting was adjourned again until April 19, 1999.

      K. Following the entry of the Order, the parties commenced discussions with respect to a possible settlement of the Second Action. Those discussions also contemplated that as part of any settlement, Plaintiff would withdraw his appeal of the dismissal of the First Action.

      L. While settlement discussions were ongoing, the Partnership finalized and prepared to mail the Supplement. In connection with that process, counsel for plaintiff expressed to the Partnership, to the Securities and Exchange Commission and to the Court his views about the inadequacy of various aspects of the proposed supplemental disclosure, as a result of which certain changes were made. In addition, plaintiff's counsel made known to the Partnership his intention to commence in the United States District Court for the District of Washington a third action against the General Partner and the Partnership (the "Third Action") and, for purposes of discussing settlement, provided portions of the draft complaint to counsel for the General Partner. The contemplated Third Action would have asserted claims under the Securities Act of 1933 challenging the adequacy of the contents of the disclosures made in connection with the Conversion. (The First, Second and Third Actions shall be referred to collectively as the "Actions").

      M. On or about March 29, 1999, the Supplement was mailed to all Unitholders of record as of January 22, 1999. Over the course of several days, the parties engaged in intensive settlement discussions in an effort to reach a settlement on a mutually acceptable basis in time to avoid further litigation (the "March-April Settlement Discussions"). The parties had previously held settlement discussions in December 1998, but those discussions had been unsuccessful. Counsel for the Plaintiff conducted the March-April Settlement Discussions with the participation of his retained financial advisor directly with counsel for the General Partner. The resulting agreement was the product of multiple exchanges of proposals by both parties and embodies terms that reflect compromises by both sides on all issues.

      N. In light of the events, negotiations and agreements described above, the facts that had been developed in discovery, and analysis of applicable law, counsel for plaintiff in the Action has concluded that the terms and conditions of the settlement provided for in the Stipulation (the "Settlement") are fair, reasonable, adequate, and in the best interests of the plaintiff and the class of Unitholders represented in the Action.

      O. Plaintiff enters into this Stipulation after taking into account
(i) the substantial benefits to the members of the Class (as defined below), (ii) the risk of continued litigation, (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation, and (iv) the conclusion of counsel for plaintiff that the terms and conditions of the Settlement are fair, reasonable, adequate and in the best interests of the Unitholders. Plaintiff and plaintiff's counsel have agreed to the terms of the Settlement because, in their view, the Settlement achieves plaintiff's principal objectives in the Actions, which were to provide the Unitholders with full disclosure of all material information so that they could make an informed decision with respect to the Conversion, and to provide compensation to Unitholders in the event the actual economic performance of Plum Creek does not equal or exceed the amounts set forth in the financial information referenced in a letter from Sidney B. Silverman, Esquire to Srinivas M. Raju, Esquire dated April 7, 1999 (the "Financial Information").

      P. Defendants in the Action have denied and continue to deny vigorously any liability with respect to all claims alleged in the Actions. While denying any fault or wrongdoing, and relying on the provision of the Stipulation that it shall in no event be construed as or deemed to be evidence of an admission or concession on the part of defendants or any Released Person (as defined below) of any fault or liability whatsoever, and without conceding any infirmity in their defenses against the claims alleged in the Actions, defendants consider it desirable that the Action be settled and dismissed, subject to the terms and conditions of the Stipulation, because the Settlement will (i) be beneficial to the Unitholders; (ii) halt the substantial expense, inconvenience and distraction of continued litigation of plaintiff's claims; (iii) finally put to rest those claims; and (iv) dispel any uncertainty that may exist as a result of the Actions.

      NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Court, pursuant to Court of Chancery Rule 23 (with no opt out rights), that any and all claims, demands, rights, actions or causes of action, whether known or unknown that have been, could have been, or in the future can or might be asserted in the Actions, or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws or otherwise) by or on behalf of any member of the Class (as defined below), whether individual, class, derivative, representative, legal, equitable or any other type or in any other capacity (collectively, the "Releasing Parties") against defendants in the Actions or any of their families, parent entities, associates, affiliates or subsidiaries and each and all of their respective past, present or future officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, engineers, insurers and reinsurers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, predecessors, successors and assigns (collectively, the "Released Persons") which have arisen, could have arisen, arise now or hereafter arise out of, or relate in any manner to, the allegations, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved, set forth or otherwise related, directly or indirectly, to any of the complaints filed at any time in the Actions, the claims to be included in the Third Action, the Conversion Proposal, the Conversion, and the Proxy Statement, the Supplement and any proxy material, public filings or statements by any of the defendants in the Action or any other Released Persons in connection with the Conversion Proposal or the Conversion (collectively, the "Settled Claims") shall be fully, finally, and forever compromised, settled, discharged, dismissed with prejudice and released pursuant to the terms and conditions set forth herein; provided however, that the Settled Claims shall not include any claims or causes of action that members of the Class may have (i) based solely upon the failure under the Internal Revenue Code of Plum Creek to qualify as a real estate investment trust and (ii) to enforce compliance with the terms of the Settlement.

      It is the intention of the parties to extinguish all Settled Claims and consistent with such intention the Releasing Parties waive their rights, to the extent permitted by law, from the provisions of Section 1542 of the California Civil Code or any other similar state law, federal law or principle of common law, which may have the effect of limiting the release set forth above.
                               The Settlement
                               --------------

      1. In consideration for the full settlement, satisfaction, compromise and release of the Settled Claims, the parties agree as follows:

            a. On April 15, 2004, or such earlier date in 2004 as the final audited financial results for calendar year 2003 are available, Holdings shall make a payment to a settlement fund (the "Fund") to be established by plaintiff's counsel, subject to the jurisdiction of the Court, in the following amount:

                  (i) In the event Plum Creek's five-year average earnings before taxes, depreciation and amortization on a consolidated basis including all its subsidiaries whether or not such subsidiaries are required to be consolidated pursuant to generally accepted accounting principles ("EBTDA") during the fiscal years ending December 31, 1999 - December 31, 2003 (the "Period") is less than $2.26 per share, Holdings shall pay $30 million into the Fund;

                  (ii) In the event Plum Creek's five-year average EBTDA during the period is $2.84 per share (the "Upper Target") or greater, Holdings shall make no payment into the Fund; and

                  (iii) In the event Plum Creek's five-year average EBTDA during the Period is between $2.26 and $2.84 per share, Holdings shall pay into the Fund $517,241.38 for each $.01 by which Plum Creek's five-year average EBTDA is below $2.84 per share, up to a maximum of $30 million.

            b. In determining EBTDA for purposes of the foregoing sub-section, extraordinary items shall be excluded -- provided, however, that the acquisition by Plum Creek of additional timberlands or facilities shall not be considered an extraordinary item, nor shall the sale of higher and better use land, up to the aggregate limit contained in the Financial Information, be considered an extraordinary item. The $2.26 per share and $2.84 per share targets in the foregoing sub-section shall be subject to downward adjustment in the event of a sale, transfer or other disposition of a substantial portion of Plum Creek's timberlands or other significant assets if the consideration received in connection with such sale, transfer or other disposition is distributed to shareholders. In the event of any unresolved disagreement between the parties as to whether a particular item constitutes an extraordinary item or whether a sale requires an adjustment in the thresholds, the matter shall be submitted for resolution to an independent Big Five accounting firm to be identified by plaintiff's counsel at the time a dispute arises.

            c. In the event the REIT is sold to or acquired by another company or person prior to the end of the Period (a "Sales Transaction"), any obligation on the part of Holdings to make a payment to the Fund shall be determined as of the date of closing of the Sales Transaction as follows:
                  (i) if the Sales Transaction occurs on or prior to the close of business on December 31, 2001 and is at a price (or equivalent price in a non-cash transaction) equal to or greater than $34 per share, then Holdings shall have no obligation to make any payment to the Fund; or

                  (ii) if the Sales Transaction is either at a price (or equivalent price in a non-cash transaction) less than $34 per share or occurs after the close of business on December 31, 2001, then Holdings' payment obligation, if any, shall be determined based on Plum Creek's average EBTDA measured from January 1, 1999 through the last full quarter on a calendar year basis (prorating any partial year from the full year number) immediately preceding the Sales Transaction (the "Revised Period") and Holdings' payment obligation shall be:

                      (1) in the event Plum Creek's average EBTDA during the Revised Period is less than $2.26 per share, Holdings shall pay $30 million into the Fund;

                      (2) in the event Plum Creek's average EBTDA during the Revised Period equals or exceeds the Revised Upper Target (as defined below), Holdings shall make no payment into the Fund; and

                      (3) in the event Plum Creek's average EBTDA during the Revised Period is between $2.28 and the Revised Upper Target (as defined below), Holdings shall make a payment into the Fund ratably apportioned between $0 and $30 million. The "Revised Upper Target" shall be determined pursuant to the same calculation that is used to determine the Upper
Target, except that the calculation shall be performed for the Revised
Period.

            d. The Fund shall be established by plaintiff's counsel prior to the date the payment, if any, by Holdings to the Fund shall be due. The Fund shall be for the benefit of beneficial owners of units of the Partnership as of the date of the Conversion (the "Entitled Unitholders"), and shall be subject to the jurisdiction of the Court. The proceeds of the Fund, after payment of fees as may be awarded by the Court and expenses of administration and distribution, shall be distributed to the Entitled Unitholders. Other than Holdings' obligation, as set forth in this paragraph, to make a payment to the Fund, none of the defendants shall have any responsibility for or involvement in the establishment or administration of, or any other matter relating to, the Fund.

            e. During the Period or Revised Period, whichever is shorter, Holdings shall maintain unencumbered stock of the REIT or other assets reasonably acceptable to plaintiff's counsel in an amount no less than $40 million to secure compliance with its obligations under this paragraph. At least annually, Holdings shall provide to plaintiff's counsel a statement from an independent auditor or accounting firm certifying Holdings' compliance with this sub-section.

            f. No later than April 15 of each calendar year, Plum Creek shall provide to plaintiff's counsel a statement of Plum Creek's EBTDA per share for the immediately preceding calendar year and an average for the Period to date. Counsel for plaintiff shall have the right to request such additional information from Plum Creek as may reasonably be necessary to enable him, or an independent financial advisor retained by him, to verify the calculation.

            g. Although the parties do not believe that the provisions of this paragraph 1 create a security, in the event anyone were to deem it to do so, such security would be exempt from registration pursuant to Section 3(a)(10) of the Securities Act of 1933.

                    Submission and Application to Court
                    -----------------------------------

      2. As soon as practicable after the execution of this Stipulation, the parties hereto shall jointly apply to the Court for an order substantially in the form attached hereto as Exhibit A (the "Scheduling Order"), which shall include provisions that:

            a. Provide for the certification of the Second Action, for settlement purposes only, as a class action pursuant to Court of Chancery Rules 23(a), (b)(1) and (b)(2) on behalf of a class consisting of all record and beneficial Unitholders of Plum Creek during the period beginning on June 8, 1998, through and including the date on which the Conversion is consummated pursuant to the terms of the Conversion Proposal, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under any of them, and each of them, and excluding the defendants in the Action and all persons or entities related to or affiliated with the defendants (the "Class");

            b. Preliminarily certifying the plaintiff, on whose behalf the Stipulation has been executed, as a representative party for the Class;

            c. Direct that a settlement hearing (the "Settlement Hearing") be held to determine whether the Court should (i) approve the Settlement pursuant to Court of Chancery Rule 23(e) as fair, reasonable, and adequate and in the best interests of the Class, (ii) enter an Order and Final Judgment dismissing the Second Action with prejudice and on the merits, each party to bear its own costs (except as provided herein) and extinguish, release and enjoin prosecution of any and all Settled Claims,
(iii) approve any application of counsel for plaintiff for an allowance of fees and reimbursement of expenses, and (iv) hear such other matters as the Court may deem necessary and appropriate; and

            d. Provide that a copy of the Notice of Pendency of Class Action, Proposed Settlement of Class Action and Settlement Hearing (the "Notice"), substantially in the form attached hereto as Exhibit B, and a copy of the Summary Notice of Pendency of Class Action and Hearing on Proposed Settlement (the "Summary Notice"), substantially in the form attached hereto as Exhibit C, are both approved and that the distribution of the Notice and publication of the Summary Notice substantially in the manner set forth in the Scheduling Order herein constitutes the best notice practicable under the circumstances, meets the requirements of applicable law and due process, is due and sufficient notice of all matters relating to the Settlement, and fully satisfies the requirements of due process and of Rule 23 of the Court of Chancery Rules.

      3. Upon the execution of this Stipulation by all parties, the parties shall file in the Supreme Court of Delaware a stipulation in the form attached hereto as Exhibit 1 staying plaintiff's appeal of the dismissal of his complaint in the First Action. Upon the date when this Settlement shall be Finally Approved (as defined below), the parties shall file a stipulation in the Supreme Court of Delaware dismissing the appeal of the dismissal of the First Action with prejudice and without costs.

                         Notice and Summary Notice
                         -------------------------

      4. All costs incurred in identifying and notifying by mail the members of the Class of the Settlement, including the printing and copying of the Notice as set forth in the Scheduling Order (attached hereto as Exhibit A) will be paid by Plum Creek. Likewise, all costs incurred in publishing the Summary Notice as set forth in the Scheduling Order (attached hereto as Exhibit A) will be paid by Plum Creek.

                          Final Order and Judgment
                          ------------------------

      5. If the Settlement (including any modification thereto made with the consent of the parties as provided for herein) is approved by the Court, the parties shall promptly request the Court to enter an Order and Final Judgment substantially in the form attached hereto as Exhibit D, which among other things:

            a. Approves the Settlement, adjudges the terms thereof to be fair, reasonable, adequate and in the best interests of the Class, determines that the Class has been adequately represented in the Action and the Settlement, directs consummation of the Settlement in accordance with the terms and conditions of the Stipulation and reserves jurisdiction to supervise the consummation of such Settlement;

            b. Determines that the requirements of Rule 23 of the Court of Chancery Rules and due process have been satisfied in connection with Notice to the Class and permanently certifies the Class pursuant to Court of Chancery Rules 23(a), (b)(1) and (b)(2);

            c. Dismisses the Action with prejudice as to all Released Persons, extinguishing, discharging and releasing any and all Settled Claims as against the plaintiff and each Class member, without costs except as herein provided, said dismissal subject only to compliance by the parties and Class members with the terms of this Stipulation and any Order of the Court concerning this Stipulation, and permanently enjoining plaintiff and all members of the Class from asserting, commencing, prosecuting or continuing either directly, individually, representatively, derivatively or in any other capacity any of the Settled Claims; and

            d. Without affecting the finality of the Order and Final Judgment, reserves the Court's jurisdiction over all of the parties and the Class members for the administration of the terms of this Settlement and Stipulation.

                           Finality of Settlement
                           ----------------------

      6. The approval of the Settlement shall be considered final ("Final" or "Finally Approved") for purposes of this Stipulation: (i) upon entry of the Order and Final Judgment approving the Settlement; (ii) upon the expiration of any applicable appeal period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the Order and Final Judgment appealed from and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance without any motion for reconsideration or rehearing or further appeal having been filed; and
(iii) upon consummation of the Conversion pursuant to the terms of the Conversion Proposal.

                   Right to Withdraw from the Settlement
                   -------------------------------------

     7. Each of the parties shall have the option to withdraw from and terminate the Settlement in the event that (i) either the Scheduling Order or the Order and Final Judgment referred to above are not entered substantially in the forms specified herein, including such modifications thereto as may be ordered by the Court with the consent of the parties,
(ii) the Settlement is not approved by the Court or is disapproved or substantially modified upon appeal or (iii) the Conversion, pursuant to the terms of the Conversion Proposal, is not consummated.

      8. In the event the Settlement proposed herein is not approved by the Court, or the Court approves the Settlement but such approval is reversed or vacated on appeal, reconsideration or otherwise and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or if any of the conditions to such Settlement are not fulfilled, then the Settlement proposed herein shall be of no further force and effect, and this Stipulation and all negotiations, proceedings and statements relating thereto and any amendment thereof shall be null and void and without prejudice to any party hereto, and each party shall be restored to his, her or its respective position as it existed prior to the execution of this Stipulation.

      9. In order to exercise the option to withdraw from and terminate this Settlement, a party must provide, within five (5) days of the event giving rise to such option, written notice of such withdrawal and the grounds therefor to all signatories to this Stipulation.

                     Defendants' Denial of Liability
                     -------------------------------

    10. The defendants in the Action specifically disclaim any liability whatsoever relating to any of the Settled Claims, expressly deny having engaged in any wrongful or illegal activity, or having violated any law or regulation or duty, expressly deny that any person or entity has suffered any harm or damages as a result of the Settled Claims, and are making this Settlement solely to avoid the distraction, burden and expense occasioned by continued litigation. The defendants believe they have acted with the utmost candor, honesty, and care, and have at all times acted in the best interests of the Unitholders. Without conceding any infirmity in their defenses against the Settled Claims, the defendants are agreeing to the Settlement solely to avoid the substantial burden, expense, distraction and inconvenience of continued litigation.

                              Attorneys' Fees
                              ---------------

      11. At or before the hearing, plaintiff's counsel may apply for an award of attorneys' fees and expenses, as follows: (i) an amount not to exceed $1,500,000.00, with the amount awarded by the Court to be paid by Plum Creek; (ii) actual expenses up to $125,000, the amount approved by the Court to be paid by Plum Creek; and (iii) a fixed percentage, not to exceed 25%, of the Fund, to be paid solely from the Fund. Defendants agree they will not object to such an application by plaintiff's counsel, and plaintiff's counsel agrees not to make any other application for fees or disbursements, but defendants retain the right to oppose any other application for fees or disbursements by any other person. The fairness, reasonableness and adequacy of the Settlement may be considered and ruled upon by the Court independently of any award of attorneys' fees and reimbursement of expenses. No counsel for plaintiff shall apply to any court for any fees or disbursements except as provided for in this Paragraph.

      12. Subject to the terms and conditions of this Stipulation, expenses shall be paid within five (5) business days of the later of (a) the date on which the Settlement becomes Final or (b) the date when the Order of the Court granting the application of plaintiff's counsel for an award of fees and expenses has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise. The fee award described in sub- paragraph 11(i) shall be paid on the later of (a) five (5) business days from the date on which the Settlement becomes Final, (b) five (5) business days from the date when the Order of the Court granting the application of plaintiff's counsel for an award of fees and expenses has become final and no longer subject to further appeal or review, whether by exhaustion of any possible appeal, lapse of time or otherwise, or (c) January 15, 2000.

                                 Authority
                                 ---------

      13. Each of the attorneys executing the Stipulation on behalf of one or more of the parties hereto warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of his or her respective client or clients.

                        Stipulation Not An Admission
                        ----------------------------

      14. The provisions contained in the Stipulation and all negotiations, statements and proceedings in connection therewith shall not be deemed a presumption, a concession or an admission by any defendant of any fault, liability or wrongdoing as to any fact or claim alleged or asserted in the Actions or any other actions or proceedings and shall not be interpreted, construed, deemed, invoked, offered or received in evidence or otherwise used by any person in these or any other actions or proceedings, whether civil, criminal or administrative, except in a proceeding to enforce the terms or conditions of this Stipulation.

                                Counterparts
                                ------------

      15. This Stipulation may be executed in any number of actual or telecopied counterparts and by each of the different parties thereto on several counterparts, each of which when so executed and delivered shall be an original. The executed signature page(s) from each actual or telecopied counterpart may be joined together and attached to one such original and shall constitute one and the same instrument.

                                   Waiver
                                   ------

      16. The waiver by any party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Stipulation.

                        Entire Agreement; Amendments
                        ----------------------------

      17. This Stipulation constitutes the entire agreement among the parties with respect to the subject matter hereof, and may not be amended, or any of its provisions waived, except by a writing executed by all of the parties hereto.

      18. This Stipulation, upon becoming operative, shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors and administrators and upon any corporation, partnership or entity into or with which any party may merge or consolidate.

      19. All of the exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all exhibits are expressly made part of this Stipulation.

                               Governing Law
                               -------------

      20. This Stipulation shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law principles.
                                Best Efforts
                                ------------

      21. The parties hereto and their attorneys agree to cooperate fully with one another in seeking the Court's approval of this Stipulation and the Settlement and to use their best efforts to effect the confirmation of this Stipulation and the Settlement.

      22. If any claims which are or would be subject to the release and dismissal contemplated by the Settlement are asserted against any person in any court prior to or following Final Approval of the Settlement, the plaintiff shall join, where possible, in any motion to dismiss or stay such proceedings and shall otherwise use his best efforts to effect a withdrawal or dismissal of the claims.

                          Non-Assignment of Claims
                          ------------------------

      23. Plaintiff and his counsel represent and warrant that (i) plaintiff is a member of the Class, and (ii) none of the plaintiff's claims or causes of action in the Actions have been assigned, encumbered or in any manner transferred in whole or in part.


OF COUNSEL:

Robert A. Sacks
Sullivan & Cromwell
1888 Century Park East, 21st Floor
Los Angeles, California  90067



-----------------------------------
Jesse A. Finkelstein
Srinivas M. Raju
Richards, Layton & Finger
One Rodney Square
Wilmington, Delaware  19899
  Attorneys for Defendants Plum Creek
  Management Company, L.P. and
  P.C. Advisory Corp. I



----------------------------------
Edward P. Welch
Andrew J. Turezyn
Stephen D. Dargitz
Skadden, Arps, Slate Meagher & Flom, LLP
One Rodney Square
Wilmington, Delaware  19899
  Attorneys for Defendant Plum Creek
  Timber Company, L.P.


OF COUNSEL:

Sidney B. Silverman
Silverman, Harnes, Harnes, Prussin & Keller
International Plaza
750 Lexington Avenue
New York, New York  10022



-----------------------------------
Joseph A. Rosenthal
Rosenthal, Monhait, Gross & Goddess, P.A.
Suite 1401, Mellon Bank Center
P.O. Box 1070
Wilmington, Delaware  19899
  Attorneys for Plaintiff


Dated:  April 9, 1999